Exhibit 10.1
SEVENTH AMENDMENT TO THE
CO-BRANDED CREDIT CARD PROGRAM AGREEMENT

This Seventh Amendment (“Amendment”) is between Citibank, N.A. (“Bank”) and Costco Wholesale Corporation (“Costco”), is effective as of January 4th, 2021, and amends that certain Co-Branded Credit Card Program Agreement, by and between Bank and Costco, dated February 27, 2015 (the “Agreement”).
Pursuant to Section 16.10 of the Agreement, the Bank and Costco agree as follows:
1.Defined Terms. All capitalized terms used but not defined in this Amendment will have the meanings ascribed to such terms in the Agreement.
2.Amendments.
a.Section 4.06 (c). The following is added after the words “with respect to Rewards paid by way of a statement credit” in the next to last sentence: “or electronic transfer.”
b.Section 4(b) of Schedule 9.01 (Program Economics). The following is added after the words “with respect to Rewards paid by way of a statement credit” in the second sentence: “or electronic transfer. Additionally, Bank shall have no obligation to fund a duplicate electronic transfer where bank establishes the original electronic transfer was made to the account provided by the Co-branded Cardholder in the event of a claim by a Co-Branded Cardholder that Rewards were not distributed and such obligation shall be that of Costco if a duplicate electronic transfer is requested by Costco.”
3.Full Force and Effect. The Agreement, as modified hereby, will remain in full force and effect and this Amendment will not be deemed to be an amendment or a waiver of any other provision of the Agreement except as expressly stated herein. All such other provisions of the Agreement will also be deemed to apply to this Amendment.
4.No Modification or Waiver; Incorporation. No modification, amendment or waiver of this Amendment will be effective or binding unless made in writing and signed by the Parties. The Parties agree that, except for those modifications expressly set forth in this Amendment, all terms and provisions of the Agreement will remain unchanged and in full force and effect. This Amendment and the Agreement will hereafter be read and construed together as a single document, and all references to the Agreement will hereafter refer to the Agreement as amended by this Amendment.
5.Counterparts. This Amendment may be executed in counterparts and if so executed will be enforceable and effective upon the exchange of executed counterparts, including by facsimile or electronic transmissions of executed counterparts.
[Signature page follows]

Duly authorized representatives of the Parties have executed this Amendment.

COSTCO WHOLESALE CORPORATION By: /s/ Paul Latham Name: Paul Latham Title: SVP	CITIBANK, N.A. By: /s/ John LaCoste Name: John LaCoste Title: MD

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